Exhibit 99.1

Press Release

Clean Harbors Announces Fourth-Quarter and Year-End 2004 Financial Results

Company Reports Record Revenue and EBITDA;

Will Restate Prior Years’ Financial Statements to Reflect Adjustments to Self-Insurance Reserves for Workers’ Compensation and Motor Vehicle Liability Claims

Braintree, MA — March 15, 2005 — Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the fourth quarter and full year ended December 31, 2004.

Clean Harbors reported fourth-quarter 2004 revenues of $176.2 million, a 21% increase from $145.5 million in the fourth quarter of 2003.  Income from operations for the fourth quarter of 2004 totaled $14.7 million, compared with $5.5 million, as restated, for the fourth quarter of 2003.  (A description of the restatement is included below.)  The Company generated net income of $7.5 million, or $0.42 per diluted share, for the fourth quarter of 2004.  This compares with a restated fourth-quarter 2003 net loss of $(11.0) million, or $(0.85) per diluted share.  The Company’s net loss for the fourth quarter of 2003 included a $9.6 million non-cash charge associated with the embedded derivative on the Company’s Series C Preferred Stock.  Clean Harbors’ Series C Preferred Stock was redeemed in June 2004, eliminating its bottom-line effect for future quarters.  EBITDA (see description below) increased by 53% to $23.9 million in the fourth quarter of 2004 from $15.6 million, as restated, in the same period a year earlier.

Revenues for the year ended December 31, 2004 were $643.2 million, up 5% compared with $611.0 million for full year 2003.  Operating income for full year 2004 grew 239% to $39.4 million versus $11.6 million, as restated, in the prior year.  The Company generated net income of $2.6 million, or $(0.65) per diluted share, for the full year 2004.  This compares with a restated 2003 net loss of $(17.6) million, or $(1.54) per diluted share.  EBITDA (see description below) for 2004 grew 48% to $74.7 million from $50.5 million, as restated, for 2003.

Comments on the Fourth Quarter

“Clean Harbors closed 2004 with the best quarter in our history,” said Alan McKim, Chief Executive Officer. “During the fourth quarter, we continued to gain market share in our Technical Services business through our vertical market approach and cross-selling initiatives.  Our results for the quarter also reflect successful growth within our Site Services business, including several emergency response events that added over $10 million of revenue.  Volumes at our incinerators were strong, and Clean Harbors benefited from favorable weather conditions during the period.  All of these factors combined to help us post record revenue for both the quarter and the year.”

“We also made further refinements and reductions to our cost structure during the quarter as we continued to better utilize our asset base and internalize more transportation costs.  Our operating leverage improved and gross margins have remained steady,” McKim said.  “This is a particularly notable accomplishment given the competitive pricing environment.”

“Cash generation was a key highlight for Clean Harbors in the fourth quarter,” continued McKim. “The Company’s cash and marketable securities balances increased by approximately $23 million during the quarter and ended the year around $48 million. A majority of this improvement was derived from productivity in operations, improved collection of aged receivables, and careful management of our environmental and capital spending.  Timing associated with $8.5 million in bond interest payments, not scheduled and subsequently made on January 15, 2005, also positively impacted cash flow during the quarter.

Non-GAAP Fourth-Quarter Results

Clean Harbors reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance.  The Company defines EBITDA in accordance with its outstanding credit agreement, as described in the following reconciliation showing the differences between reported income and EBITDA for 2004 and 2003 (in thousands):

	For the three months ended:		For the year ended:
		December 31, 2003		December 31, 2003
	December 31, 2004	(Restated)	December 31, 2004	(Restated)
Net (loss) income	7,469	(11,016)	2,600	(17,600)
Accretion of environmental liabilities	2,641	2,853	10,394	11,114
Depreciation and amortization	6,630	6,607	24,094	26,482
Interest expense, net	5,920	6,187	22,297	23,724
Provision for income taxes	1,380	1,326	6,043	5,322
Other	(314)	88	(699)	1,031
Loss on refinancing	—	—	7,099	—
Refinancing related expenses	140	—	1,326	—
Change in value of embedded derivative	—	9,573	1,590	379
EBITDA	23,866	15,618	74,744	50,452

Restatement of Prior Financial Statements

As part of its Annual Report on Form 10-K for the year ended December 31, 2004, Clean Harbors will restate its previously issued financial statements for the years ended December 31, 2003 and 2002, and financial information for the years ended December 31, 2001, 2000, and 1999, in order to correct errors relating to the methodology it had established for estimating self-insured workers’ compensation and motor vehicle liability claims.  Accordingly, the previously issued financial statements for the specified periods, and the quarterly information within those years should no longer be relied upon.

In preparing the Company’s financial statements for 2004, management reassessed its methodology for calculating self-insurance reserves for workers’ compensation and motor vehicle liability claims and determined that the previous methodology was not appropriate. The Company has changed its methodology to an actuarial based method versus the specific reserve method previously used. This change impacted the Company’s 2004 income statement by ($157,000).  The estimated adjustments resulting from the restatement will increase the Company’s previously reported losses for 2003 and 2002 by ($255,000) and ($256,000), respectively.  This change also will reduce previously reported income for years prior to 2002, which will be recorded as a reduction to retained earnings as of year-end 2001 by ($1,106,000).

Management discussed the proposed restatement of the specified financial statements and information with the Company’s Audit Committee and the Company’s independent auditors. Both the Audit Committee and the independent auditors concur with management’s decision relating to the restatement.

Extension of Filing Date for 2004 Form 10-K Annual Report

As permitted by SEC rules, Clean Harbors will file a notification requesting an extension of the filing date for the Company’s Form 10-K Annual Report until March 31, 2005. This extension is being made in order to provide the Company with additional time to complete the Company’s 2004 financial statements and restated financial statements described above. The Company also now anticipates that, as permitted by the SEC’s exemptive order dated November 30, 2004, the Company will file by amendment to its 2004 Form 10-K Annual Report, management’s report on internal control over financial reporting together with the report of the independent registered public accounting firm on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2004.  Since the Company will be restating as described above in its 2004 Annual Report certain previously filed financial statements, the Company has determined that management’s report will indicate that it had a “material weakness” for its accounting of self-insured workers’ compensation and motor vehicle liability reserves as defined under SOX 404.

Business Outlook

“The initiatives we have taken to increase our revenue streams while reducing costs are working,” said McKim. “Clean Harbors continues to lead the industry through technological innovation and reliable customer service.  Activity in our core business has been solid, and Site Services has a healthy pipeline of pending business and over $8 million in emergency spill related revenue in Q1.  Therefore, despite the unfavorable weather conditions we have experienced thus far in 2005, we expect to achieve solid growth in the first quarter.”

For the first quarter of 2005, the Company expects to grow revenue by 10% to 11% year over year and generate EBITDA in the range of $15.5 to $17.0 million.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today, Tuesday, March 15, 2005 at 9:00 a.m. (ET).  Investors who want to hear a webcast of the call should log onto www.cleanharbors.com and select “Investor Relations.”  The call will be available on the investor relations section for one week.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services.  With an unmatched infrastructure of 48 waste management facilities, including nine landfills, five incineration locations and seven wastewater treatment centers, the Company provides essential services to more than 30,000 customers, including more than 175 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies.  Headquartered in Braintree, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Furthermore, all financial information in this press release is unaudited, and may change materially upon completion of the audit of the Company’s financial statements for 2004. A variety of factors beyond the control of the Company affect the Company’s performance, including, but not limited to:

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  The final completion of adjustments necessary to restate prior year financial statements may differ materially from current estimates;

•                  The potential existence of “material weaknesses” in its internal controls over financial reporting (in addition to that relating to reserves for certain self-insurance claims described above) that may be identified during the completion of testing to meet the requirements of SOX 404;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace;

•                  The effects of conditions in the financial services industry on the availability of capital and financing;

•                  The Company’s ability to manage the significant environmental liabilities which it assumed in connection with the CSD acquisition; and

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, in its entirety and specifically Factors That May Affect Future Results under Item 7, for the fiscal year ended December 31, 2003, and its subsequent reports on Form 10-Q, which are filed with the SEC and the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which the Company plans to file on March 31, 2005.

Contacts:
Mark Burgess	Jason Fredette
Executive Vice President of Administration	Associate Vice President
and Chief Financial Officer	Sharon Merrill Associates
Clean Harbors, Inc.	(617) 542-5300
781-849-1800	jfredette@investorrelations.com
InvestorRelations@cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
		(Restated)		(Restated)
	2004	2003	2004	2003

Revenues	$176,181	$145,544	$643,219	$610,969
Cost of revenues	124,701	106,363	464,838	453,461
Selling, general and administrative expenses	27,528	24,196	104,509	108,430
Accretion of environmental liabilities	2,641	2,853	10,394	11,114
Depreciation and amortization	6,630	6,607	24,094	26,482
Restructuring	—	—	—	(124)

Income from operations	14,681	5,525	39,384	11,606
Other income (expense)	88	(9,028)	(1,345)	(94)
Loss on refinancing	—	—	(7,099)	—
Interest (expense), net	(5,920)	(6,187)	(22,297)	(23,724)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	8,849	(9,690)	8,643	(12,212)
Provision for income taxes	1,380	1,326	6,043	5,322

Net income (loss) before cumulative effect of change in accounting principle	7,469	(11,016)	2,600	(17,534)
Cumulative effect of change in accounting principle, net of tax	—	—	—	66

Net income (loss)	7,469	(11,016)	2,600	(17,600)
Redemption of Series C preferred stock and dividends and accretion on preferred stock	70	841	11,798	3,287
Net income (loss) attributable to common shareholders	$7,399	$(11,857)	$(9,198)	$(20,887)

Basic earnings (loss) per share:
Earnings (loss) before cumulative effect of change in accounting principle	$0.52	$(0.85)	$(0.65)	$(1.54)
Cumulative effect of change in accounting principle, net of tax	$—	$—	$—	$—
Earnings (loss) attributable to common shareholders	$0.52	$(0.85)	$(0.65)	$(1.54)

Diluted earnings (loss) per share:
Earnings (loss) before cumulative effect of change in accounting principle	$0.42	$(0.85)	$(0.65)	$(1.54)
Cumulative effect of change in accounting principle, net of tax	$—	$—	$—	$—
Earnings (loss) attributable to common shareholders	$0.42	$(0.85)	$(0.65)	$(1.54)

Weighted average common shares outstanding	14,279	13,881	14,099	13,553

Weighted average common shares outstanding plus potentially dilutive common shares	17,850	13,881	14,099	13,553

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
ASSETS
(dollars in thousands)

		December 31, 2003
	December 31, 2004	(Restated)

Current assets:
Cash and cash equivalents	$31,081	$6,331
Marketable securities	16,800	—
Accounts receivable, net	120,886	114,429
Unbilled accounts receivable	5,377	9,476
Deferred costs	4,923	5,395
Prepaid expenses	13,407	8,582
Supplies inventories	10,318	9,018
Deferred tax asset	188	178
Properties held for sale	8,849	12,690
Total current assets	211,829	166,099

Property, plant and equipment, net	180,526	166,542

Other assets:
Restricted cash	—	88,817
Deferred financing costs	8,950	6,297
Goodwill	19,032	19,032
Permits and other intangibles, net	80,463	79,811
Deferred tax asset	488	6,594
Other	3,414	6,967
	112,347	207,518
Total assets	$504,702	$540,159

CONSOLIDATED BALANCE SHEETS
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS’ EQUITY
(dollars in thousands)

		December 31, 2003
	December 31, 2004	(Restated)
Current liabilities:
Uncashed checks	$6,542	$5,983
Revolving credit facility	—	35,291
Current portion of capital lease obligations	1,522	1,207
Accounts payable	70,363	60,611
Accrued disposal costs	3,032	2,021
Deferred revenue	22,060	22,799
Other accrued expenses	41,054	33,857
Current portion of closure, post-closure and remedial liabilities	14,258	21,282
Income taxes payable	2,302	2,623
Total current liabilities	161,133	185,674

Other liabilities:
Closure and post-closure liabilities, less current portion	22,721	19,215
Remedial liabilities, less current portion	144,289	142,634
Long-term obligations, less current maturities	148,122	147,209
Capital lease obligations, less current portion	3,485	3,412
Other long-term liabilities	13,298	18,055
Accrued pension cost	616	633
Total other liabilities	332,531	331,158

Commitments and contingent liabilities

Redeemable Series C Convertible Preferred Stock	—	15,631
Stockholders’ equity	11,038	7,696
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$504,702	$540,159